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                                                                    EXHIBIT 99.3

                                OPTION AGREEMENT

                                 SELFCARE, INC.
                           STOCK OPTION AND GRANT PLAN

                      NON-QUALIFIED STOCK OPTION AGREEMENT

                          For Employees and Key Persons

_________  SHARES   AWARDED ________________, 199_

         Selfcare, Inc. (the "Company") hereby grants to ______________ (the "Optionee") an option (the "Option") to purchase on or prior to__________ __, ____ (the "Expiration Date") all or any part of shares of Common Stock of the Company, par value $.001 per share ("Option Shares") at a price of $____ per share in accordance with the schedule set forth hereinafter. This Option does not qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and consequently shall be treated as a non-qualified stock option for tax purposes. This Option shall be governed by the laws of Delaware. This Option is not granted pursuant to any plan; however, it is the intent of the Company that Optionee should have the same rights and privileges as if this Option had been granted under the Company's 1996 Stock Option and Grant Plan (the "Plan"), a copy of which is attached hereto and thus, certain provisions of the Plan, as amended from time to time, have been incorporated herein by specific reference. To the extent incorporated herein, capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Plan. Unless specifically incorporated herein by express reference, the terms of the Plan shall not apply to this Option Grant.

         1. VESTING SCHEDULE. Subject to the provisions of Section 4 hereof, this Option shall become vested and exercisable with respect to the following whole number of Option Shares according to the timetable set forth below:

                                                        Percentage of                         Cumulative
               Number of Years                         Shares Becoming                        Percentage
             After Date of Grant                   Available for Exercise                      Available
             -------------------                   ----------------------                      ---------

              On Date of Grant                              100%                                   100%


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         2. MANNER OF EXERCISE. The Optionee may exercise this Option only in the following manner: from time to time on or prior to the Expiration Date of this Option, the Optionee may give written notice to the Company's Option Committee (the "Committee", being the same Committee referred to in Section 2(a) of the Plan, which is expressly incorporated herein) of his election to purchase some or all of the vested Option Shares purchasable at the time of such notice. Such notice shall specify the number of shares to be purchased.

         Payment of the purchase price for the Option Shares may be made by one or more of the following methods:

         (a) in cash, by certified or bank check or other instrument acceptable to the Committee;

         (b) in the form of shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock") that are not then subject to restrictions under any Company plan and that have been held by the Optionee for at least six (6) months, if permitted by the Committee in its discretion. Such surrendered shares shall be valued at Fair Market Value (as defined in the Plan) on the exercise date; or

         (c) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price; provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure.

         Payment instruments will be received subject to collection. The delivery of certificates representing the Option Shares will be contingent upon the Company's receipt from the Optionee (or a purchaser acting in his stead in accordance with this Option) by the Company of the full payment for the Option Shares, as set forth above, and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Option Shares to be purchased pursuant to the exercise of this Option and any subsequent resale of the Option Shares will be in compliance with applicable laws and regulations.

         If requested upon the exercise of this Option, certificates for shares may be issued in the name of the Optionee jointly with another person or in the name of the executor or administrator of the Optionee's estate.

         Notwithstanding any other provision hereof or of the Plan or any amendment thereto, no portion of this Option shall be exercisable after the Expiration Date hereof.


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         3. NON-TRANSFERABILITY OF OPTION. This Option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and this Option shall be exercisable, during the Optionee's lifetime, only by the Optionee.

         4. TERMINATION OF EMPLOYMENT. If the Optionee's employment by (or other business relationship with) the Company and its Subsidiaries is terminated, the extent to which and the period within which the Option may be exercised shall be as set forth below.

                  (a) TERMINATION BY REASON OF DEATH. If the Optionee's employment by (or other business relationship with) the Company and its Subsidiaries is terminated by reason of death, any Option held by the Optionee shall become fully exercisable and may thereafter be exercised by the Optionee's legal representative or legatee for a period of 12 months (or such longer period as the Committee shall specify at any time) from the date of death or until the Expiration Date, if earlier.

                  (b) TERMINATION BY REASON OF DISABILITY. If the Optionee's employment by (or other business relationship with) the Company and its Subsidiaries is terminated by reason of Disability, any Option held by the Optionee shall become fully exercisable and may thereafter be exercised for a period of 12 months (or such longer period as the Committee shall specify at any time) from the date of such termination of employment (or other business relationship) or until the Expiration Date, if earlier. Except as otherwise provided by the Committee at any time, the death of the Optionee during the twelve (12) month period provided in this Section 4(b) shall extend such period for 12 months from the date of death or until the Expiration Date, if earlier.

                  (c) TERMINATION BY REASON OF RETIREMENT. If the Optionee's employment (or other business relationship with) by the Company and its Subsidiaries is terminated by reason of Retirement, any Option held by the Optionee may thereafter be exercised to the extent it was exercisable and the time of such termination, for a period of 12 months (or such other period as the Committee shall specify at any time) from the date of such termination of employment (or other business relationship) or until the Expiration Date, if earlier.

                  (d) TERMINATION FOR CAUSE. If the Optionee's employment by (or other business relationship with) the Company and its Subsidiaries is terminated for Cause, any Option held by the Optionee, including any Option that is immediately exercisable at the time of such termination, shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Option can be exercised for a period of up to 30 days from the date of such termination of employment (or other business relationship) or until the Expiration Date, if earlier.


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                  (e) OTHER TERMINATION. Unless otherwise determined by the
                  Committee, if the Optionee's employment by (or other business relationship with) the Company and its Subsidiaries is terminated for any reason other than death, Disability, Retirement or Cause, any Option held by the Optionee may thereafter be exercised, to the extent exercisable on the date of termination, for a period of three (3) months (or such longer period as the Committee shall specify at any time) from the date of such termination of employment (or other business relationship) or until the Expiration Date, if earlier.

For this purpose, neither a transfer of employment from the Company to a Subsidiary (or from a Subsidiary to the Company) nor an approved leave of absence shall be deemed a "termination of employment."

         5. OPTION SHARES. The Option Shares are shares of Common Stock as constituted on the date of this Option award, subject to adjustment as provided in Sections 3(b) and (c) of the Plan, which are expressly incorporated herein. In applying Section 3(b) of the Plan, the Committee shall treat the Option Shares hereunder as if they were part of the Plan and authorized under the Plan.

         6. NO SPECIAL EMPLOYMENT RIGHTS. This Option will not confer upon the Optionee any right with respect to continuance of employment by the Company or its Subsidiaries, nor will it interfere in any way with any right of the Optionee's employer to terminate the Optionee's employment at any time.

         7. RIGHTS AS A SHAREHOLDER. The Optionee shall have no rights as a shareholder with respect to any Common Stock that may be purchased by exercise of this Option unless and until a certificate or certificates representing such shares are duly issued and delivered to the Optionee. Except as expressly provided in the Plan or any amendment thereto, which provisions, if any from time to time shall be deemed expressly incorporated herein, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

         8. TAX WITHHOLDING. No later than the date as of which part or all of the value of any shares of Common Stock received hereunder first becomes includable in the Optionee's gross income for Federal tax purposes, the Optionee shall make arrangements with the Company in accordance with Section 11 of the Plan, which is expressly incorporated herein, regarding the payment of any federal, state or local taxes required to be withheld with respect to such income.

         9. THE PLAN. In addition to those provisions of the Plan heretofore expressly incorporated into this Agreement, the provisions of Sections 12, 15 and 16 of the Plan shall also apply to this Agreement, MUTATIS MUTANDIS,and are hereby deemed to be expressly incorporated herein. To the extent of any discrepancy of inconsistency between this Agreement and the provisions of the Plan incorporated herein, the terms of this Agreement shall control.


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         10. MISCELLANEOUS. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to Optionee at the address set forth below or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

                                                     SELFCARE, INC.

                                            By
                                                   ------------------
                                            Name:  Ron Zwanziger
                                                   ------------------
                                            Title: President and Ceo
                                                   ------------------

         Receipt of the foregoing Option is acknowledged and its terms and conditions are hereby agreed to:

                                                                      , Optionee
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                                    Address:
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   Date:
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